                                                                     EXHIBIT 5.1





                               February 20, 1998

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Key Energy Group, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Key Energy Group, Inc., a Maryland corporation (the "Company"), in connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 3,000,000 shares (the "Shares") of the Company's common stock, par value $.10 per share (the "Common Stock"). In such capacity, we have examined the Amended and Restated Articles of Incorporation, the bylaws and corporate proceedings of the Company, and based on such examinations, and having regard for applicable legal principles, it is our opinion that the Shares to be offered and sold pursuant to the Registration Statement will be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                        Very truly yours,



                                        /s/ Porter & Hedges, L.L.P.
                                        Porter & Hedges, L.L.P.